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                           Amendment #6 to Exhibit A

     Exhibit A to Custodian Agreement dated as of July 1, 1996 between Bankers Trust Company and BT Investment Funds is hereby amended by adding the following to the List of Portfolios:

The following is a list of Portfolios     The following is a list of Investment
referred to in the first WHEREAS          Portfolios referred to in Section 28
clause of the Agreement.                  of the Agreement.
Communications

Dated as of September 29, 2000


                                                BT INVESTMENT FUNDS

                                                By: /s/ Daniel O. Hirsch

                                                Name: Daniel O. Hirsch

                                                Title:  Secretary


                                                BANKERS TRUST COMPANY

                                                By: /s/ Ross C. Youngman

                                                Name: Ross C. Youngman

                                                Title: Managing Director